GUNNIP & COMPANY LLP
                  Certified Public Accountants and Consultants


April 20, 2005


MTM Technologies, Inc.
850 Canal Street
Stamford, CT 06902


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in (1) the Registration Statement on Form S-3 (No. 333-117549), (2) the Registration Statement on Form S-3 (No. 333-123144), (3) the Registration Statement on Form S-8 (No. 333-72269), and (4) the Registration Statement on Form S-8 (No. 333-123147), of MTM Technologies, Inc., our report dated March 17, 2005 and on the financial statements of Info Systems, Inc. as of December 31, 2003 and December 31, 2004. We also consent to the reference to our Firm under the caption "Experts" in such registration statements.

/s/ Gunnip & Company, LLP

Gunnip & Company, LLP